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                                                                    Exhibit 99.9


                                 PROMISSORY NOTE

$225,000.00                                                    November 17, 2005
                                                          Costa Mesa, California

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (THE "STATE ACTS"). THIS NOTE HAS BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE ACTS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

     FOR VALUE RECEIVED, the undersigned, Commerce Energy Group, Inc., a Delaware corporation (the "Obligor"), hereby promises to pay in lawful money of the United States of America, to the order of Richard L. Boughrum (the "Payee"), the principal sum of two hundred twenty-five thousand dollars ($225,000.00) at the times and in the amounts set forth below.

     1. Repayment; Interest. The unpaid principal balance of this Promissory Note (this "Note") shall be repaid in the amounts and at the times set forth in
Section 1 of this Note.

          (a) Interest Rate. The rate of interest hereunder shall be three and one-half percent (3.5%) per annum and shall be computed on the basis of a 365 day year for the actual number of days elapsed.

          (b) Payment of Principal. The principal amount of this Note shall be paid to the Payee in five (5) equal installments of forty-five thousand dollars ($45,000) each. Such payments of principal shall be made on December 1, 2005, January 3, 2006, February 1, 2006, March 1, 2006 and April 3, 2006 (each a "Payment Date").

          (c) Interest Payments. Interest on this Note shall accrue on the principal outstanding from time to time at a rate per annum computed in accordance with Section 1(a) hereof. Accrued interest as of each Payment Date shall be due and payable on each Payment Date.

          (d) Payments; Prepayments.

               (i) The amounts due under this Note may be prepaid at any time without premium or penalty.

               (ii) To the extent that any such installment comes due on a day that is not a business day, such payment shall be due on the next succeeding business day.

          (e) Deductions and Withholdings. Payee authorizes the Obligor to make such deductions and withholdings with respect to any payments of principal hereunder as are required

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by law, including, without limitation, withholding for federal, state and foreign taxes to the extent applicable.

     2. Default. If the Obligor fails to pay any amounts when due hereunder and such failure continues for after five (5) business days following receipt by Obligor of written notice of such failure from Payee, (a) all amounts owed under this Note shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Obligor and (b) Payee may exercise any and all rights and remedies permitted by applicable law.

     3. Nontransferability. Payee's rights under this Note, including the right to receive any payments hereunder, shall be nontransferable, other than to a trust for which Payee is a fiduciary and which is revocable by Payee. The Obligor may not assign this Note or its rights and obligations hereunder except for transfers to any entity which is the successor in interest to the business and assets of the Obligor or to its subsidiary, Commerce Energy, Inc., a California corporation.

     4. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day;
(c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with an overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

     5. Severability. In the event that any one or more of the provisions (or parts thereof) contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the rights and privileges of each party shall be enforceable to the fullest extent permitted by law.

     6. Governing Law. The validity, interpretation and performance of this Note shall be governed by and construed under the laws of the State of California without regard to conflicts of laws principles.

     7. Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Note.

     8. Waiver and Presentment. Obligor and all others who may become liable for all or any part of this obligation waive presentment, demand, protest, notice of protest and notice of non-payment or dishonor.


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     9. Time of Essence. Time is of the essence under this Note and, consequently, any payment not made when due shall constitute a material default.

     10. Attorney Fees and Collection Costs. If any default is made hereunder, if any payment is not made when due, or if this Note is not paid in full when due, whether at maturity or by acceleration, Obligor shall pay all costs and expenses incurred by Payee, including, without limitation, reasonable attorneys' fees, in connection with securing the payment of this Note, or any default under this Note or any action or other proceeding brought to enforce any of the provisions of this Note.

                            [Signature page follows]


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                            [SIGNATURE PAGE TO NOTE]

               IN WITNESS WHEREOF, the parties hereto have executed this Note as of the day and year first above written.

"OBLIGOR"                               COMMERCE ENERGY GROUP, INC.,
                                        a Delaware corporation

                                        /s/ STEVEN S. BOSS
                                        ----------------------------------------
                                        Steven S. Boss
                                        Chief Executive Officer

                                        Address:
                                        600 Anton Blvd., Suite 2000
                                        Costa Mesa, CA 92626
                                        Attention: Chief Executive Officer
                                        Fax: (714) 481-6567

                                        /s/ RICHARD L. BOUGHRUM
"PAYEE"                                 ----------------------------------------
                                        Richard L. Boughrum

                                        Address:
                                        2610 St. Simons
                                        Tustin, CA 92782


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